Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-43616 and 333-83469) and Registration Statement on Form S-1 (File No. 333-140852) of STEN Corporation and Subsidiaries of our report dated December 31, 2007 which appears in this annual report on Form 10-KSB for the year ended September 30, 2007.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota

December 31, 2007